                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51799, 333-62417 and 333-72533) of FVC.COM, Inc. of our report dated April 5, 1999, except as to Note 12, which is as of April 9, 1999, which appears on page F-1 of this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California

April 12, 1999